UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard,

Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2026, Polar Power, Inc. (the “Company”) entered into a series of agreements with each of CL Investment Group LLC (“CL Investment”) and LU2 Holdings LLC (“LU2” and, together with CL Investment, the “Investors” and each an “Investor”), providing for the issuance and sale to the Investors of shares of the Company’s Series A Convertible Preferred Stock and warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). By their terms, the agreements became effective, and the closing thereunder was consummated, on the date that each of the closing conditions had been satisfied, which occurred on August 5, 2026 (the “Closing”). The transactions constitute a subsequent closing under the Company’s previously designated Series A Convertible Preferred Stock, following the initial closings previously disclosed by the Company.

Securities Purchase Agreements — Convertible Preferred Stock

On July 29, 2026, the Company entered into a Securities Purchase Agreement with CL Investment (the “CL Purchase Agreement”) and a separate Securities Purchase Agreement with LU2 (the “LU2 Purchase Agreement,” and together with the CL Purchase Agreement, the “Purchase Agreements”), in each case for the issuance and sale of shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Convertible Preferred”), and certain common stock purchase warrants (the “Warrants”).

The Convertible Preferred was previously established as a series of the Company’s preferred stock pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “COD”), which, the Company filed with the Secretary of State of the State of Delaware on July 10, 2026, and which was corrected by a Certificate of Correction filed on July 24, 2026. The COD designates 25,000 shares of Convertible Preferred, having a stated value of $1,000 per share (the “Stated Value”). Immediately prior to the transactions described herein, 500 shares of Convertible Preferred were issued and outstanding. Pursuant to the COD, the Convertible Preferred bears a dividend that accrues monthly at a rate of 10% per annum and is convertible into shares of Common Stock (the “Preferred Conversion Shares”) at the Market Conversion Price. The “Market Conversion Price” is equal to 90% of the lowest volume-weighted average price of the Common Stock for the seven consecutive trading days immediately preceding the applicable conversion date, but not less than the floor price set forth in the COD.

Pursuant to the CL Purchase Agreement, the Company agreed to issue and sell to CL Investment, and CL Investment agreed to purchase from the Company, 833 shares of Convertible Preferred (representing an aggregate Stated Value of $833,000) at a purchase price equal to 90% of the Stated Value, for an aggregate subscription amount of $749,700. Pursuant to the LU2 Purchase Agreement, the Company agreed to issue and sell to LU2, and LU2 agreed to purchase from the Company, 278 shares of Convertible Preferred (representing an aggregate Stated Value of $278,000) at a purchase price equal to approximately 90% of the Stated Value, for an aggregate subscription amount of $250,000. At the Closing on August 5, 2026, the Company issued an aggregate of 1,111 shares of Convertible Preferred to the Investors, for aggregate gross proceeds to the Company of $999,700, before deducting fees and expenses. After giving effect to these issuances, 1,611 shares of Convertible Preferred were issued and outstanding.

Pursuant to the Purchase Agreements, the Company also agreed to issue to each Investor Warrants entitling the Investor to purchase a number of shares of Common Stock (the “Warrant Shares”) equal to 50% of such Investor’s subscription amount divided by the exercise price of the Warrants, at an exercise price determined as provided in, and subject to adjustment as set forth in, the Warrants. At the Closing on August 5, 2026, the Company issued to CL Investment a Warrant to purchase 227,182 Warrant Shares at an exercise price of $1.65 per share, and issued to LU2 a Warrant to purchase 75,758 Warrant Shares at an exercise price of $1.65 per share. Each Warrant is exercisable at any time on or after the date of issuance and expires on the third anniversary of the date of issuance, and provides for cashless exercise under the circumstances set forth therein. The Warrants, together with conversions of the Convertible Preferred, are subject to a beneficial ownership limitation of 9.99% of the outstanding Common Stock.

The CL Purchase Agreement and the LU2 Purchase Agreement are substantially identical in form, as are the Warrants issued to the Investors and the Registration Rights Agreements described below. In accordance with Instruction 2 to Item 601 of Regulation S-K, the Company is filing the form of each such agreement, and the material details in which the executed agreements differ are set forth in Item 1.01 of this Current Report and summarized in the table below:

Investor	Preferred Shares	Aggregate Stated Value	Subscription Amount	Warrant Shares	Warrant Exercise Price
CL Investment Group LLC	833	$833,000	$749,700	227,182	$1.65
LU2 Holdings LLC	278	$278,000	$250,000	75,758	$1.65

The foregoing summary of the Purchase Agreements, the COD and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the COD, incorporated by reference as Exhibit 3.1 hereto, the form of Securities Purchase Agreement, filed as Exhibit 10.1 hereto, and the form of Common Stock Purchase Warrant, filed as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Registration Rights Agreements

In connection with the Purchase Agreements, on July 29, 2026, the Company entered into a Registration Rights Agreement with each of CL Investment and LU2 (each, an “RRA”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements to register the resale of the Preferred Conversion Shares and the Warrant Shares, and to use its reasonable best efforts to have such registration statement(s) declared effective by the SEC as soon as practicable, but in no event later than the effectiveness deadline set forth in the applicable RRA. Under the Purchase Agreements, the Company agreed to file such registration statement on Form S-1 (or, if applicable, Form S-3) within 30 days after the applicable execution date.

The foregoing summary of the RRAs does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The shares of Convertible Preferred and the Warrants described in Item 1.01, and the shares of Common Stock issuable upon conversion of the Convertible Preferred and upon exercise of the Warrants, were offered and sold, or will be issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering. Each Investor represented that it was an “accredited investor” (as defined in Rule 501(a) of Regulation D) and that it was acquiring the securities for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Polar Power, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2026).
3.2	Certificate of Correction to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Polar Power, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2026).
10.1†	Form of Securities Purchase Agreement, by and between Polar Power, Inc. and the purchaser party thereto (filed herewith).
10.2†	Form of Common Stock Purchase Warrant (filed herewith).
10.3†	Form of Registration Rights Agreement, by and between Polar Power, Inc. and the purchaser party thereto (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† The Company entered into a separate Securities Purchase Agreement, Common Stock Purchase Warrant and Registration Rights Agreement with each of CL Investment Group LLC and LU2 Holdings LLC. The agreements are substantially identical in form; in accordance with Instruction 2 to Item 601 of Regulation S-K, the Company has filed a single form of each such agreement, and the material details in which the executed agreements differ are set forth in Item 1.01 above. The Company will furnish supplementally a copy of any omitted agreement or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2026

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Name:	Arthur D. Sams
Title:	President and Chief Executive Officer